April 20, 2018

Rydex Variable Trust
702 King Farm Boulevard, Suite 200
Rockville, MD 20850

Re:	Rydex Variable Trust

Ladies and Gentlemen:

We have acted as counsel to Rydex Variable Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 68 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 20, 2018 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest with no par value per share (collectively, the “Shares”) of each series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated June 11, 1998, as filed with the Secretary of State (the “Certificate of Trust”);

(c)
Copies of the Agreement and Declaration of Trust dated June 11, 1998, as amended November 21, 2005 (the “Declaration”), Amended and Restated Bylaws, as last revised on March 1, 2018 (the “Bylaws”), and resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”), each certified as such by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.
In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the Bylaws, and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004     T +1.202.739.3000
United States          F +1.202.739.3001

April 20, 2018

whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.
This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the Bylaws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.
We understand that all of the foregoing assumptions and limitations are acceptable to you.
Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Bylaws, the Resolutions, and the Registration Statement, will be validly issued, fully paid and nonassessable by the Trust.
This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

April 20, 2018

Schedule A
Funds
Nova Fund
Inverse S&P 500® Strategy Fund
Inverse NASDAQ-100® Strategy Fund
NASDAQ-100® Fund
Inverse Government Long Bond Strategy Fund
Europe 1.25x Strategy Fund
Japan 2x Strategy Fund
Russell 2000® 1.5x Strategy Fund
Mid-Cap 1.5x Strategy Fund
S&P 500® 2x Strategy Fund
Inverse S&P 500® 2x Strategy Fund
NASDAQ-100® 2x Strategy Fund
Inverse NASDAQ-100® 2x Strategy Fund
Dow 2x Strategy Fund
Russell 2000® 2x Strategy Fund
Inverse Dow 2x Strategy Fund
Inverse Russell 2000® 2x Strategy Fund
Inverse Mid-Cap Strategy Fund
Inverse Russell 2000® Strategy Fund
S&P 500® Fund
Russell 2000® Fund
S&P 500® Pure Value Fund
S&P 500® Pure Growth Fund
S&P MidCap 400® Pure Value Fund
S&P MidCap 400® Pure Growth Fund
S&P SmallCap 600® Pure Value Fund
S&P SmallCap 600® Pure Growth Fund
Strengthening Dollar 2x Strategy Fund
Weakening Dollar 2x Strategy Fund
Government Long Bond 1.2x Strategy Fund
U.S. Government Money Market Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund

April 20, 2018

Retailing Fund
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund
Real Estate Fund
Commodities Strategy Fund
Multi-Hedge Strategies Fund
Long Short Equity Fund
Global Managed Futures Strategy Fund
High Yield Strategy Fund
Inverse High Yield Strategy Fund